Exhibit 1.1
EXECUTION VERSION
AMERICAN MEDICAL SYSTEMS EUROPE B.V.,
as Issuer
Debt Securities

Fully and Unconditionally Guaranteed by
BOSTON SCIENTIFIC CORPORATION
        UNDERWRITING AGREEMENT-BASIC PROVISIONS
February 22, 2024
To:    The Underwriters named in the within-mentioned Terms Agreement
Ladies and Gentlemen:
American Medical Systems Europe B.V. (the “Issuer”), incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) in the Netherlands with its statutory seat in Amsterdam, the Netherlands, registered with the Dutch Chamber of Commerce under number 34185686 and an indirect wholly-owned subsidiary of Boston Scientific Corporation (the “Company”), proposes to issue and sell its debt securities having an aggregate principal amount of €2,000,000,000 (the “Securities”). The Securities will be issued under an indenture dated as of March 8, 2022 between the Issuer, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented from time to time by supplemental indentures and/or modified from time to time by or pursuant to resolutions of the Board of Managing Directors of the Issuer and an Officer’s Certificate as provided in Section 301 of such indenture (such indenture as so supplemented and/or modified being hereinafter referred to as the “Indenture”). The Securities will be fully and unconditionally guaranteed on a senior basis by the Company (the “Guarantees”).
Whenever the Issuer determines to make an offering of Securities, it will enter into an agreement substantially in the form of Exhibit A hereto (a “Terms Agreement”) providing for the sale of such Securities to, and the purchase and offering thereof by, the underwriter or underwriters named therein (each an “Underwriter” and, collectively, the “Underwriters” or “you,” which terms shall include the underwriter or underwriters named therein whether acting alone in the resale of the Securities or as members of an underwriting syndicate). The Terms Agreement relating to each offering of Securities shall specify the principal amount of Securities to be issued and their terms not otherwise specified in the Indenture, the name or names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof) and the principal amount of Securities which each severally agrees to purchase, the name or names of each Underwriter acting as a “Representative,” manager or co-manager in connection with such offering, if any, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, any delayed delivery arrangements and the time and place of delivery and payment. Each offering of Securities will be governed by this underwriting agreement (the “Agreement”), as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities.
In connection with the issuance of the Securities, the Issuer and the Company will enter into an agency agreement (the “Agency Agreement”) to be dated as of February 27, 2024, among the Issuer, the Company and Elavon Financial Services DAC, as paying agent (the “Paying Agent”).
1.Representations and Warranties. The Company and the Issuer jointly and severally represent and warrant to you that as of the date hereof, as of the Applicable Time and as of the Closing Time (each as hereinafter defined) under such Terms Agreement (in each case, the “Representation Date”) as set forth below. Certain terms used in this Section 1 are defined in paragraphs (C) and (D) hereof.

A.If the offering of the Securities is a Delayed Offering (as specified in the relevant Terms Agreement), paragraph (i) below is applicable and, if the offering of the Securities is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.
(i)The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “Regulations”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-262937) on such Form, including a Basic Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and may have used a Preliminary Prospectus, each of which has previously been furnished to you. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act or the Securities Exchange Act of 1934, as amended (the “1934 Act”), is called the “Registration Statement.” Such Registration Statement, as so amended, has become effective. The offering of the Securities is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Securities and the offering thereof required by the 1933 Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus included all such information required by the 1933 Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b) a Final Prospectus relating to the Securities and the offering thereof. The Final Prospectus shall only contain information in the Disclosure Package (as hereinafter defined) and the Final Term Sheet (as hereinafter defined), except to the extent the Representatives shall agree to any additional information.
(ii)The Company meets the requirements for the use of Form S-3 under the 1933 Act and has filed with the Commission a registration statement (File No. 333-262937) on such Form, including a Basic Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, and including a Preliminary Prospectus, each of which has previously been furnished to you. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the 1933 Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the 1933 Act or the 1934 Act, is called the “Registration Statement.” The Company will next file with the Commission either (x) a Final Prospectus relating to the Securities in accordance with Rules 430B and 424(b), or (y) prior to the effectiveness of such Registration Statement, an amendment to such Registration Statement, including the form of Final Prospectus. In the case of clause (x), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430B Information) required by the 1933 Act and the rules thereunder to be included in the Final Prospectus with respect to the Securities and the offering thereof. The Final Prospectus shall only contain information in the Disclosure Package (as hereinafter defined) and the Final Term Sheet (as hereinafter defined), except to the extent the Representatives shall agree to any additional information.
B.On the Effective Date, the Registration Statement did, at the Applicable Time the Preliminary Prospectus did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and at the Closing Time, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the 1933 Act, the 1934 Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Indenture complies in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and

the Final Prospectus will not, on the date such Final Prospectus is first issued and at the Closing Time, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Issuer make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company and the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto); it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information in Exhibit 1 to the Terms Agreement.
C.The term “Disclosure Package” shall mean (i) the Basic Prospectus, including any preliminary prospectus supplement, as amended or supplemented prior to the Applicable Time, (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Annex A to the Terms Agreement, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet, which shall be identified in Annex B to the Terms Agreement. As of the Applicable Time, the Disclosure Package did not, and at the Closing Time will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Issuer make no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company and the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Disclosure Package; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information in Exhibit 1 to the Terms Agreement.
D.The terms which follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Applicable Time” shall mean the date and time on the date of execution of the Terms Agreement (as set forth in the Terms Agreement), which the Issuer has informed the Underwriters as the time when sales of the Securities may be first made by the Underwriters in the offering. “Basic Prospectus” shall mean the prospectus referred to in paragraph (A)(i) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Prospectus. “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof including the Basic Prospectus and is used prior to filing of the Final Prospectus. “Final Prospectus” shall mean the final prospectus supplement relating to the Securities that is filed pursuant to Rule 424(b) after the Applicable Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities, including the Basic Prospectus, included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the 1934 Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date or the issue date of the Basic Prospectus, any Preliminary Prospectus, the Disclosure Package or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference; provided that no such document filed after the Applicable Time shall be deemed incorporated into the Disclosure Package. A “Non-Delayed Offering” shall mean an offering of securities which is intended to commence promptly after the effective date of the Registration Statement, with the result that, pursuant to Rules 415 and 430B, all information (other than Rule 430B Information) with respect to the securities so offered must be included in such Registration Statement at the effective date thereof. A “Delayed Offering” shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of the Registration Statement, with the result that only information required pursuant to Rule 415 need be included in such Registration Statement at the effective date thereof with respect to the securities so offered. Whether an offering of the Securities is a Non-Delayed Offering or a Delayed Offering shall be set forth in the relevant Terms Agreement.
E.(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was, is and will be a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that initially became effective within three years of the date hereof, and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or the Issuer or related to the offering of the Securities has been initiated or, to the Company’s and the Issuer’s knowledge, threatened by the Commission.
F.(i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the 1933 Act and (ii) as of the Applicable Time, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 of the 1933 Act that it is not necessary that the Company be considered an Ineligible Issuer.
G.Each issuer free writing prospectus as defined in Rule 433 of the 1933 Act (each, an “Issuer Free Writing Prospectus”) (which shall include any electronic road show), as of its issue date and at all subsequent times through the completion of the offering of the Securities or until any earlier date that the Issuer notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Issuer has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company and the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such Exhibit 1 to the Terms Agreement.

H.Neither the Company nor the Issuer has distributed and neither will distribute, prior to the later of the Closing Time and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex A to the Terms Agreement or the Registration Statement.
I.The consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; the supporting schedules included or incorporated by reference in the Registration Statement, if any, present fairly the information required to be stated therein; if pro forma financial statements are included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, the assumptions used in preparing the pro forma financial statements included therein provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. No pro forma financial information is required to be filed with the Commission pursuant to any acquisitions or dispositions by the Company pursuant to Regulation S-X with respect to any acquisitions or dispositions by the Company since January 1, 2021.
J.The documents incorporated by reference in the Final Prospectus and the Disclosure Package, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Final Prospectus, the Disclosure Package and the Registration Statement, at each Representation Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
K.Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, (i) there has been no material adverse change in the condition (financial or other), earnings, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business and (ii) there have been no material transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business.
L.The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement, the Disclosure Package and the Final Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition (financial or other), earnings, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).
M.The Issuer is a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) and has been duly incorporated and is validly existing under Dutch law with corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

N.Schedule I hereto sets forth each domestic and foreign subsidiary of the Company which the Company deems to be a “significant subsidiary” (each, a “Material Subsidiary” and collectively, the “Material Subsidiaries”). Each Material Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be in good standing or to so qualify would not have a Material Adverse Effect, and, except as otherwise disclosed in the Registration Statement, the Disclosure Package or the Final Prospectus, all of the issued and outstanding capital stock of each such Material Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company (except for directors’ qualifying shares and shares held by individuals for the purpose of satisfying the legal requirements of the jurisdiction of incorporation), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
O.None of the Issuer, the Company or any of its subsidiaries is in violation of its or any of their charters, articles of association or bylaws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it or any of them is a party or by which it or any of them or their properties may be bound where any such violation or default would have a Material Adverse Effect; and the execution of this Agreement, the execution and delivery of the Indenture and the applicable Terms Agreement (including this Agreement as incorporated by reference therein), the filing of the Registration Statement and the consummation of the transactions contemplated herein and therein (including the issuance, authentication, sale and delivery of the Securities) have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer, the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Issuer, the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Issuer, the Company or any of its subsidiaries is subject where any such conflict, breach, default, creation or imposition would have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, articles of association or bylaws of the Issuer, the Company or, to the best of the Issuer’s and the Company’s knowledge, any law, administrative regulation or administrative or court decree (except for such violations of any law, administrative regulation or administrative or court decree that would not have a Material Adverse Effect and would not have a material adverse effect on the Issuer’s or the Company’s ability to consummate the transactions contemplated by this Agreement), and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Issuer or the Company of the transactions contemplated by this Agreement, (including the issuance, authentication, sale and delivery of the Securities in accordance with the terms and conditions of the Indenture) except such as may be required under the 1933 Act or the Regulations, the Trust Indenture Act or state securities or “blue sky” laws.
P.The Issuer, the Company and the Material Subsidiaries possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except such certificates, authorities or permits which are not material to such conduct of their business, and none of the Issuer, the Company nor any of the Material Subsidiaries has, to the knowledge of the Issuer and the Company, received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a Material Adverse Effect.
Q.Except as set forth in the Registration Statement or the Disclosure Package and the Final Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company and the Issuer, threatened against or affecting the Issuer, the Company or any of its subsidiaries that might reasonably be expected to result in a Material Adverse Effect, or that might reasonably be expected to materially and adversely affect the offering of the Securities.
R.There are no contracts or documents of the Issuer, the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement (including the documents incorporated by reference therein) by the 1933 Act or the Regulations which have not been so filed.
S.Each of the Issuer and the Company has full right, power and authority to execute and deliver this Agreement, the Securities, the Indenture and the Agency Agreement (collectively, the “Transaction Documents”), as applicable, and to perform its respective obligations hereunder and thereunder.
T.The Indenture has been duly and validly authorized, when executed and delivered by each of the Company and the Issuer and, assuming due execution and delivery by the Trustee, constitutes a valid and binding agreement of each of the Company and the Issuer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to the applicability of general principles of equity, and has been duly qualified under the Trust Indenture Act.
U.The Securities have been duly authorized for issuance and sale pursuant to this Agreement and the applicable Terms Agreement (or will have been so authorized prior to each issuance of Securities) and, when executed and authenticated in accordance with the provisions of the Indenture and the Resolutions of the Board of Managing Directors of the Issuer or Pricing Certificate pursuant thereto, and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to principles relating to the availability of equitable remedies to the extent that adequate remedies at law may exist) and will be entitled to the benefits of the Indenture, which will be substantially in the form heretofore delivered to you; and the Securities and the Indenture will conform when executed and delivered in all material respects to all statements relating thereto contained in the Disclosure Package and the Final Prospectus.
V.The Guarantees have been duly authorized for issuance pursuant to this Agreement and the applicable Terms Agreement (or will have been so authorized prior to each issuance of Securities) and, when the Indenture has been executed and delivered, and the Securities have been executed, delivered and authenticated in accordance with the provisions of the Indenture and the Resolutions of the Board of Directors of the Company or Pricing Certificate pursuant thereto and delivered to and paid for by the purchasers thereof, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, fraudulent transfer, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to principles relating to the availability of equitable remedies to the extent that adequate remedies at law may exist) and will be entitled to the benefits of the Indenture.
W.The Agency Agreement has been duly and validly authorized, when executed and delivered by each of the Company and the Issuer and, assuming due execution and delivery by each of the other parties thereto, constitutes a valid and binding agreement of each of the Company and the Issuer, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to the applicability of general principles of equity.
X.Except as disclosed in the Registration Statement or the Disclosure Package and the Final Prospectus, and except as where such failure would not have a Material Adverse Effect, the

Issuer, the Company and its subsidiaries own, possess, license or have the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other rights or interests in items of intellectual property as are necessary for the operation and conduct of the businesses now operated by them (the “patent and proprietary rights”); and except as disclosed in the Registration Statement or the Disclosure Package and the Final Prospectus, the Issuer and the Company have no knowledge of any infringement of or conflict with asserted rights of others with respect to any patent and proprietary rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and, except as disclosed in the Registration Statement or the Disclosure Package and the Final Prospectus, the Issuer and the Company have no knowledge that any person or entity is infringing or otherwise violating any of the Company’s patents, trademarks, servicemarks or copyrights in a manner that could materially affect the use thereof by the Issuer, the Company or any of its subsidiaries and which infringement would have a Material Adverse Effect.
Y.No labor disturbance by the employees of the Issuer, the Company or any subsidiary exists or, to the knowledge of the Issuer and the Company, is imminent which might reasonably be expected to have a Material Adverse Effect.
Z.Neither the Issuer nor the Company is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will be an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.
AA.Except as described in the Registration Statement or the Disclosure Package and the Final Prospectus and except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Issuer and the Company, the properties, assets and operations of each of the Issuer, the Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws (including, without limitation, common law), rules and regulations, orders, decrees, judgments, permits and licenses relating to worker health and safety, and to the protection and clean-up of the natural environment and to the protection or preservation of natural resources, including, without limitation, those relating to the processing, manufacturing, generation, handling, disposal, transportation or release of hazardous materials (collectively, “Environmental Laws”). With respect to such properties, assets and operations, there are no events, conditions, circumstances, activities, practices, incidents, actions or plans of the Issuer, the Company or any of its subsidiaries of which the Issuer or the Company is aware that may interfere with or prevent compliance or continued compliance with applicable Environmental Laws or otherwise result in liability to the Issuer, the Company or any of its subsidiaries pursuant to applicable Environmental Law in a manner that could reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement or the Disclosure Package and the Final Prospectus and except as could not reasonably be expected to have a Material Adverse Effect, (A) to the Issuer’s and the Company’s knowledge, none of the Issuer, the Company or any of its subsidiaries is the subject of any federal, state, local or foreign investigation pursuant to Environmental Laws, (B) none of the Issuer, the Company or any of its subsidiaries has received any written notice or claim pursuant to Environmental Laws and (C) there are no pending, or, to the knowledge of the Issuer and the Company, threatened actions, suits or proceedings against the Issuer, the Company, any of its subsidiaries or its properties, assets or operations, in connection with any Environmental Laws. The term “hazardous materials” shall mean those substances that are regulated by or pursuant to any applicable Environmental Laws.
BB.    This Agreement has been duly authorized, executed and delivered by the Issuer and the
Company.

CC.    No holders of securities of the Issuer or the Company have rights to the registration of such securities under the Registration Statement.

DD.    The Company maintains “internal control over financial reporting” (as defined in Rule
13a-15(f) of the 1934 Act) that have been designed by, or under the supervision of, the
Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

EE.    The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Issuer, the Company, its subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and Sanctions applicable to the Issuer, the Company, its subsidiaries and their respective directors, officers and employees, and the Issuer, the Company, its subsidiaries and, to the knowledge of the Issuer and the
Company, their respective officers and employees and directors are in compliance with Anti-
Corruption Laws and applicable Sanctions in all material respects. As of the Applicable Time and at the Closing Time, none of (a) the Issuer, the Company, any subsidiary or, to the knowledge of the Issuer and the Company, any of their respective directors or officers or (b) to the knowledge of the Issuer and the Company, any of the Issuer’s, the Company’s or such subsidiary’s respective employees is or will be a Sanctioned Person or organized or resident in a Sanctioned Country. No use of proceeds of the offering of the Securities hereunder will be used by the Issuer, the
Company or any of its subsidiaries directly or to its knowledge indirectly to violate applicable
Anti-Corruption Laws or applicable Sanctions. The term “Anti-Corruption Laws” shall mean the
United States Foreign Corrupt Practices Act of 1977, as amended, and all similar laws, rules, and regulations of any jurisdiction applicable to the Issuer, the Company or its subsidiaries prohibiting bribery or corruption. “Sanctioned Country” shall mean a country or territory, which is itself a subject or target of any Sanctions (as of the Applicable Time and at the Closing Time,
the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, the so-
called Donetsk People’s Republic, so-called Luhansk People’s Republic or any other Covered
Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine,
Cuba, Iran, North Korea, and Syria). “Sanctioned Person” shall mean (a) any person listed in any
Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security
Council, the European Union or the United Kingdom, (b) any person operating, organized or resident in a Sanctioned Country or (c) any person 50 percent or more owned or controlled by any such person. “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or
the U.S. Department of State or (b) the United Nations Security Council, the European Union or
the United Kingdom.

FF.    Except as otherwise disclosed in the Registration Statement or the Disclosure Package
and the Final Prospectus, there are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in the Netherlands or any political subdivision or taxing authority thereof in connection with the execution and delivery of the Transaction Documents or the offer or sale of the Securities.

GG.    Except as otherwise disclosed in the Registration Statement or the Disclosure Package
and the Final Prospectus, all payments to be made by the Issuer or the Company to a recipient that is not (deemed to be) affiliated with the Issuer within the meaning of the Dutch Withholding
Tax Act 2021 (Wet Bronbelasting 2021) on or by virtue of the execution delivery, performance or enforcement of the Transaction Documents and all interest, principal, premium, if any, additional amounts, if any, and other payments under the Transaction Documents, under the current laws and regulations of the United States of America or the Netherlands, any political subdivision thereof or any applicable taxing jurisdiction (each, a “Taxing Jurisdiction”), will not be subject to withholding, duties, levies, deductions, charges or other taxes under the current laws and regulations of the Taxing Jurisdiction and are otherwise payable free and clear of any other withholding, duty, levy, deduction, charge or other tax in the Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Taxing Jurisdiction.

HH.    The Issuer is subject to civil and commercial law in respect of its obligations under the

Transaction Documents, and none of the Issuer or any of its properties, assets or revenues is subject to any right or immunity under Dutch, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, U.S. federal or New
York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Issuer, the Company or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the
Issuer and the Company have, pursuant to Section 21 of this Agreement, waived, and it will waive, or will cause their respective subsidiaries to waive, such right to the extent permitted by law.

II.    There is no treaty regarding the recognition and enforcement of judicial decisions between the U.S. and The Netherlands. Therefore, a final judgment against the Issuer rendered by a court in the U.S. would not be automatically enforceable in The Netherlands. However, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New
York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Issuer or the Company based upon any of the
Transaction Documents would generally be upheld and be regarded by a court of The Netherlands of competent jurisdiction as conclusive evidence when asked to render a judgement in accordance with the judgment of which enforcement is sought, without substantive re-examination or re-
litigation of the merits of the subject matter, if that judgment has been rendered by a court of competent jurisdiction, in accordance with the principles of due justice, its contents and enforcement do not conflict with Dutch public policy (openbare orde) and that judgement has not been rendered by default and/or in proceedings of a criminal, revenue or other public law nature.

JJ.    The Issuer has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the exclusive jurisdiction of the U.S.
federal and New York state courts in the Borough of Manhattan in The City of New York in any
suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; and the Issuer has the power to designate, appoint and empower, and pursuant to Section
16 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any U.S. federal or New York state court located in The City of New York.

KK.    It is not necessary under Dutch law that any holder of the Securities, or the Underwriters should be licensed, qualified or entitled to carry on business in the Netherlands, (i) to enable any of them to enforce their respective rights under the Transaction Documents or the consummation of the transactions contemplated hereby or thereby or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document, except that any party to the Transaction Documents
(including the Underwriters) that provides investment services in The Netherlands must be licensed, exempt or otherwise authorized pursuant to the Dutch Financial Supervision Act to provide the relevant services.

LL.    This Agreement and the other Transaction Documents are in proper legal form under
Dutch law for the enforcement thereof in the Netherlands against the Issuer and the Company, as applicable, and to ensure the legality, enforcement or admissibility into evidence of this
Agreement and any other Transaction Document in the Netherlands, it is not necessary for this
Agreement or any such Transaction Document, as the case may be, to be filed or recorded with any court or other authority in the Netherlands or that any tax or fee be paid in the Netherlands on or in respect of this Agreement or such Transaction Document, as the case may be, or any other document, other than court costs (including, without limitation, filing fees).

Any certificate signed by any officer of the Issuer or the Company and delivered to the Representatives or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter.
2.Purchase and Sale.  The several commitments of the Underwriters to purchase securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.
A.Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at the place set forth in the applicable Terms Agreement, or at such other place as shall be agreed upon by the Representatives and the Issuer, on the second business day (unless postponed in accordance with the provisions of Section 10 hereof) following the date of the applicable Terms Agreement or such other time as shall be agreed upon by the Representatives and the Issuer (each such time and date being referred to as a “Closing Time”). Except as indicated in the applicable Terms Agreement, payment shall be made to the Issuer by wire transfer in same-day funds against delivery of the Securities to be purchased by the Representatives for the respective accounts of the Underwriters. Such Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days prior to the applicable Closing Time.
B.Barclays Bank PLC (the “Settlement Bank”) acknowledges that the Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank, the terms of which include a third-party beneficiary clause, with the Issuer as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the purchase price for the Securities into the Commissionaire Account on a delivery against payment basis.
C.The Settlement Bank acknowledges that (i) the Securities shall be held to the order of the Issuer as set out above and (ii) the purchase price for the Securities received in the Commissionaire Account will be held on behalf of the Issuer until such time as it is transferred to the Issuer’s order. The Settlement Bank undertakes that the purchase price for the Securities will be transferred to the Issuer’s order promptly following receipt of such purchase price in the Commissionaire Account.
D.The Issuer acknowledges and accepts the benefit of the third-party beneficiary clause in respect of the Commissionaire Account.
E.If authorized by the applicable Terms Agreement, the Underwriters named therein may solicit offers to purchase Securities from the Issuer pursuant to delayed delivery contracts (“Delayed Delivery Contracts”) substantially in the form of Exhibit B hereto, with such changes therein as the Issuer may approve.
F.As compensation for arranging Delayed Delivery Contracts, the Issuer will pay to the Representatives at Closing Time, for the accounts of the Underwriters, a fee equal to that percentage of the principal amount of Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the applicable Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors of the types which will be set forth in the applicable prospectus supplement included in the Final Prospectus. If applicable, at Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Securities per Delayed Delivery Contract specified in the applicable Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Issuer as provided below, but not for an aggregate principal amount of Securities in excess of that specified in the applicable Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.
G.The Representatives are to submit to the Issuer, at least two business days prior to Closing Time, the names of any institutional investors with which it is proposed that the Issuer will enter into Delayed Delivery Contracts and the principal amount of Securities to be purchased by each of them, and the Issuer will advise the Representatives, at least one business day prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Issuer and the principal amount of Securities to be covered by each such Delayed Delivery Contract.
H.The principal amount of Securities agreed to be purchased by the respective Underwriters pursuant to the applicable Terms Agreement shall be reduced by the principal amount of Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by the Representatives to the Issuer; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total amount of Securities covered by the applicable Terms Agreement, less the principal amount of Securities covered by Delayed Delivery Contracts.
I.The Issuer and the Company acknowledge and agree that the purchase and sale of the Securities pursuant to this Agreement and the Terms Agreement hereunder, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer and the Company, on the one hand, and the several Underwriters, on the other hand.
3.Covenants of the Issuer and the Company.  The Issuer and the Company jointly and severally covenant with each Underwriter as follows:
A.The Company will use commercially reasonable efforts to cause the Registration Statement, if not effective at the Applicable Time, and any amendment thereto, to become effective. Immediately following the execution of each Terms Agreement, the Issuer and the Company will prepare a final prospectus supplement to be included in the Final Prospectus setting forth the principal amount of Securities covered thereby and their terms not otherwise specified in the Indenture, the names of the Underwriters and the principal amount of Securities which each severally has agreed to purchase, the names of the Representatives, the price at which the Securities are to be purchased by the Underwriters from the Issuer, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representatives and the Issuer and the Company reasonably deem necessary in connection with the offering of the Securities. Following the completion of the offering, the Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424(b) of the Regulations.
B.If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Issuer and the Company, to further amend or supplement the Disclosure Package or the Final Prospectus in order that the Disclosure Package or the Final Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement, the Disclosure Package or the Final Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Issuer and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Disclosure Package comply with such requirements.
C.With respect to each sale of Securities, the Company will make generally available to its security holders and to the Representatives as soon as practicable earnings statements of the Company that will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Regulations.

D.From the date of a Terms Agreement, and for so long as a prospectus is required by the 1933 Act to be delivered in connection with the sale of Securities covered by such Terms Agreement, the Company will give the Representatives notice of its intention to file any documents amending or supplementing the Registration Statement, the Disclosure Package or the Final Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish them with copies of any such proposed amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing and will provide the Representatives the opportunity to review and comment on such documents.
E.From the date of a Terms Agreement, and for so long as a prospectus is required by the 1933 Act to be delivered in connection with the sale of Securities covered by such Terms Agreement, the Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Final Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference into the Final Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Disclosure Package, the Final Prospectus or any prospectus supplement related thereto, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Final Prospectus or for additional information relating to the offering of the Securities, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) the commencement or threat of any Section 8A proceeding against the Issuer or the Company in connection with the Securities. The Issuer and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.
F.The Company will deliver to the Representatives a conformed copy of the Registration Statement, any documents incorporated by reference therein (unless such documents are available on the “EDGAR” website), and each amendment thereto for each of the Underwriters. So long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, the Company will deliver to the Representatives as many copies of any Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.
G.The Issuer and the Company will arrange for the qualification of the Securities for offering and sale under the laws of such jurisdictions as the Representatives, after consultation with the Issuer and the Company, may collectively designate and will maintain such qualifications in effect so long as required for the distribution of the Securities, provided, however, that neither the Issuer nor the Company shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
H.The Company, during the period when the Final Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.
I.Between the date of any Terms Agreement and the Closing Time, neither the Issuer nor the Company will, without the prior consent of the Representatives, offer or sell, or enter into any agreement to sell, any debt securities of the Issuer or the Company with a maturity of more than one year, including additional Securities.
J.The Issuer, the Company and the Representatives will prepare a final term sheet containing only a description of the Securities, in a form agreed between the Issuer, the Company and the Representatives, and the Company will file such term sheet pursuant to Rule 433(d) under the 1933 Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

K.Each of the Issuer and the Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, and each Representative represents that it has not made, and agrees that, unless it obtains the prior written consent of the Issuer, it will not make, any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act) required to be filed with the Commission or retained by the Company under Rule 433 of the 1933 Act; provided that the prior written consent of the Issuer, the Company and the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Annex A to the Terms Agreement. Any such free writing prospectus consented to by the Issuer, the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Issuer and the Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. Each of the Issuer and the Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the 1933 Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet contemplated in Section 3(J) hereof.
L.The Issuer and the Company agree to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act.
M.The Issuer and the Company agree with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by any taxing jurisdiction in which the Issuer or the Company is organized or resident for tax purposes or from or through which payment is made by or on behalf of the Issuer or the Company (or, in each case, any political subdivision thereof), unless the Issuer or the Company, as the case may be, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer or the Company, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the applicable taxing jurisdiction other than the mere entering into of this Agreement or receipt of payments or performance of services hereunder or (b) would not have been imposed but for the failure of an Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the applicable taxing jurisdiction of the Underwriter if such compliance is timely requested by the Issuer or the Company and required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges. The Issuer and the Company, jointly and severally, further agree to indemnify and hold harmless the Underwriters against any documentary, stamp, transfer, registration or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities, and on the execution, delivery, performance and enforcement of the Transaction Documents.
N.The Issuer and the Company shall (i) use their reasonable best efforts to cause the Securities, subject to notice of issuance, to be admitted to the Official List of the Irish Stock Exchange plc trading as Euronext Dublin (the “Exchange”) and admitted to trading on the Global Exchange Market (“GEM”) of the Exchange; (ii) deliver to the Exchange copies of such documents, information and undertakings as may be required in connection with obtaining such listing; and (iii) use commercially reasonable efforts to maintain such listing for as long as any of the Securities are outstanding. If the Securities cease to be listed on the Exchange, the Issuer and the Company shall use their reasonable best efforts to list the Securities on another recognized stock exchange.

4.Conditions of Underwriters’ Obligations.  The obligations of the Underwriters to purchase Securities pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Issuer and the Company herein contained as of the Applicable Time and Closing Time, to the accuracy of the statements of the Issuer’s and the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Issuer and the Company of all of its covenants and other obligations hereunder and to the following further conditions:
A.If the Registration Statement has not become effective prior to the Applicable Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 p.m. New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City time, on such date or (ii) 12:00 Noon on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b).
B.At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings thereof or initiated or threatened by the Commission, (ii) there shall not have been since the execution of such Terms Agreement any decrease in the ratings of any of the Issuer’s or the Company’s debt securities by any of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., or Fitch Ratings, Inc. or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change and (iii) there shall not have come to the attention of the Representatives any facts that would cause them reasonably to believe that the Disclosure Package or the Final Prospectus, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
C.At the applicable Closing Time you shall have received:
1.The favorable opinion, dated as of the Closing Time, of Shearman & Sterling LLP, counsel of the Issuer and the Company, substantially in the form set forth in Exhibit C.
2.The favorable opinion, dated as of the Closing Time, of Susan Thompson, Vice President, Chief Corporate Counsel and Assistant Secretary of the Company, substantially in the form set forth in Exhibit D.
3.The favorable opinion, dated as of the Closing Time, of Baker & McKenzie Amsterdam N.V., Dutch counsel of the Issuer, substantially in the form set forth in Exhibit E.
4.The favorable opinion or opinions, dated as of the applicable Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
D.At the applicable Closing Time there shall not have been, since the Applicable Time or since the date and time of which information is given in the Disclosure Package, any material adverse change in the condition (financial or otherwise), earnings, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), and the

Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board, the Chief Executive Officer, the President, the principal financial officer or the principal accounting officer of the Company, dated as of such Closing Time, to the effect that:
1.the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;
2.no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
3.since the date of the most recent financial statements or financial data included or incorporated by reference in the Disclosure Package or the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
E.At the applicable Closing Time there shall not have been, since the Applicable Time or since the date and time of which information is given in the Disclosure Package, any material adverse change in the condition (financial or otherwise), earnings, results of operations, business or properties of the Issuer and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), and the Issuer shall have furnished to the Representatives a certificate of the Issuer, signed by the Chairman of the Board, the Chief Executive Officer, the President, the principal financial officer or the principal accounting officer of the Issuer, dated as of such Closing Time, to the effect that:
1.the representations and warranties of the Issuer in this Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made at the Closing Time and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time; and
2.no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened.
F.You shall have received from Ernst & Young LLP or other independent registered public accountants acceptable to the Representatives a letter or letters, dated the date of the applicable Terms Agreement and as of the applicable Closing Time, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certified financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus; provided that such letters shall use a “cut-off” date no more than five business days prior to the respective dates of such letters.
G.The Securities shall be eligible for clearance and settlement through Euroclear Bank SA/NV and Clearstream Banking S.A.
H.The Representatives shall have received an executed copy of the Agency Agreement appointing Elavon Financial Services DAC as Paying Agent.

I.At the applicable Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuer and the Company in connection with the issuance and sale of the Securities as herein contemplated shall be in all material respects satisfactory in form and substance to the Representatives and counsel for the Underwriters.
If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by the Representatives by notice to the Issuer and the Company at any time at or prior to the applicable Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof.
5.Payment of Expenses.  The Issuer and the Company, jointly and severally, will pay all reasonable and necessary expenses incident to the performance of its obligations under this Agreement and each Terms Agreement, including (a) the preparing, printing or other production and filing of the Registration Statement (as originally filed) and all amendments thereto, (b) the preparation, issuance and delivery of the Securities to the Underwriters, (c) the reasonable fees and disbursements of the Company’s counsel and accountants and of the Trustee and its counsel, (d) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(G) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, (e) the printing or other production and delivery to the Underwriters in quantities as hereinabove stated of copies of the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto, (f) the production and delivery to the Underwriters of copies of the Indenture and any Blue Sky Survey reasonably requested by the Representatives, (g) the fees of rating agencies, (h) the fees and expenses, if any, incurred in connection with the listing of the Securities on any securities exchange, and (i) (x) the fees and expenses, if any, incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, Inc. and (y) the reasonable fees and expenses of counsel for the Underwriters in connection therewith.
If a Terms Agreement is terminated by the Representatives in accordance with the provisions of Section 4 or Sections 9(i) and 9(iv) hereof, or if the sale of any Securities provided for herein or in any Terms Agreement is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied by the Issuer or the Company or because of any refusal, inability or failure on the part of the Issuer or the Company to perform any agreement herein or comply with any provision hereof, the Issuer and the Company shall, jointly and severally, reimburse the Underwriters named in such Terms Agreement for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
6.Indemnification.
A.The Issuer and Company jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses reasonably and necessarily incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, as originally filed or any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any related Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Final Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer and the Company by or on behalf of any Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in Exhibit 1 to the Terms Agreement. This indemnity will be in addition to any liability which the Company may otherwise have, including under this Agreement.
B.Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Issuer and the Company, each of the directors of the Issuer and the Company, each of the officers of the Issuer and the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Issuer or the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses reasonably and necessarily incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities, as originally filed or any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any related Preliminary Prospectus, any Issuer Free Writing Prospectus, the Disclosure Package or the Final Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer and the Company by or on behalf of such Underwriter as set forth in Exhibit 1 to the Terms Agreement. It being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including under this Agreement.
C.Promptly after receipt by an indemnified party under subsection (A) or (B) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to the indemnified parties to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
D.If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(C) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
7.Contribution.  In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, then the indemnifying parties shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Issuer and the Company any contribution received by the Issuer and the Company from persons, other than the Underwriters, who may also be liable for contributions, including persons who control the Issuer or the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, officers of the Issuer and the Company who signed the Registration Statement and directors of the Issuer and the Company) as incurred to which the Issuer and the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Issuer and the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuer and the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Issuer and the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount applicable to the securities purchased by such Underwriter hereunder. Notwithstanding the provisions of this Section 7 and the preceding sentence, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Issuer or the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of the Issuer and the Company who shall have signed the Registration Statement and each director of the Issuer and the Company shall have the same rights to contribution as the Issuer and the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. The obligation of the Underwriters to contribute pursuant to this Section 7 shall be several in proportion to their respective underwriting obligations and not joint.
8.Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties, indemnities and agreements contained in this Agreement or any Term Agreement, or contained in certificates of officers of the Issuer or the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of any termination of the applicable Terms Agreement (including this Agreement as incorporated by reference therein), or any investigation made by or on behalf of any Underwriter, controlling person or the Issuer or the Company, and shall survive delivery of, and payment for, any Securities to the Underwriters.
9.Termination.  The Representatives may terminate the applicable Terms Agreement (including this Agreement, as incorporated by reference therein), immediately upon notice to the Issuer and the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Disclosure Package or the Final Prospectus, any material adverse change in the condition (financial or otherwise), earnings, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not from transactions arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis or change in general domestic or international economic, political or financial conditions either within or outside of the United States the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities, or (iii) if trading in any Securities of the Issuer or the Company has been suspended by the Commission or any securities exchange or in the over-the-counter market, or if trading generally on the American Stock Exchange, the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, or (iv) there shall have been since the execution of such Terms Agreement any decrease in the ratings of any of the Issuer’s or the Company’s debt securities by any of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global, Inc., or Fitch Ratings, Inc. or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
10.Default.  If one or more of the Underwriters shall fail at the applicable Closing Time to purchase the Securities which it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Securities”), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours you shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:
A.if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the applicable Terms Agreement (including this Agreement as incorporated by reference therein) bear to the underwriting obligations of all such non-defaulting Underwriters, unless otherwise agreed, or
B.if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to such Terms Agreement, such Terms Agreement (including this Agreement as incorporated by reference therein) shall terminate, without any liability on the part of any non-defaulting Underwriter or the Issuer.
No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under the applicable Terms Agreement or this Agreement.
In the event of a default by any Underwriter or Underwriters as set forth in this Section 10 which does not result in termination of the applicable Terms Agreement, either the Representatives or the Issuer or the Company shall have the right to postpone the applicable Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or the Final Prospectus or in any other documents or arrangements may be effected.
11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you as provided in the applicable Terms Agreement. Notices to the Issuer and the Company shall be directed to Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752-1234 (fax: 508-683-4350); Attention of Susan Thompson, Vice President, Chief Corporate Counsel and Assistant Secretary.
12.Parties.  The applicable Terms Agreement and this Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuer and the Company, and their respective successors and the officers and directors and any controlling persons referred to in Section 6 hereof. Nothing expressed or mentioned in the applicable Terms Agreement or this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of the applicable Terms Agreement or this Agreement or any provision therein or herein contained. The applicable Terms Agreement and this Agreement and all conditions and provisions thereof and hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
13.Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
14.Trial by Jury.  The Issuer and the Company (each on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
15.Governing Law.  THIS AGREEMENT AND EACH TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.Submission to Jurisdiction. The Issuer and the Company hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Issuer and the Company waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Issuer and the Company agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and the Company, as applicable, and may be enforced in any court to the jurisdiction of which the Issuer and the Company, as applicable, is subject by a suit upon such judgment. The Issuer irrevocably appoints the Company (Attention: Corporate Secretary), located at the Company’s principal executive offices at 300 Boston Scientific Way, Marlborough, Massachusetts 01752-1234, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Issuer by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Issuer further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.
17.Dutch Law Power of Attorney. If the Issuer is represented by (an) attorney(s) in connection with the execution of this Agreement or any agreement or document pursuant hereto, and the relevant power of attorney is expressed to be governed by Dutch law, such choice of law is hereby accepted by each of the parties hereto, in accordance with Article 14 of the Hague Convention on the Law Applicable to Agency of 14 March 1978.
18.Recognition of the U.S. Special Resolution Regimes.
A.    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
B.    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
C.    For the purposes of this Section 18:
“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
1.a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
2.a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
3.a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
19.EU Bail-in Clause.
A.Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Issuer, the Company and any BRRD Party, the Issuer and the Company acknowledge and accept that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:
(i) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party to the Issuer or the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(A) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(B) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the relevant BRRD Party or another person, and the issue to or conferral on the Issuer or the Company of such shares, securities or obligations;
(C) the cancellation of the BRRD Liability;
(D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and
(ii) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
B.For the purposes of this Section 19, the following definitions shall apply:
“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;
“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;
“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended;
“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;
“BRRD Party” means any Underwriter which qualifies as an institution or entity referred to in paragraphs (a), (b), (c) or (d) of Article 1 of the BRRD, as implemented in the applicable Bail-in Legislation;
“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any such successor webpage); and
“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.
20.UK Bail-in Clause.
A.Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Issuer, the Company and any UK Bail-in Party, the Issuer and the Company acknowledge and accept that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:
(i)    the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any UK Bail-in Party to the Company or the Issuer under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(A)    the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;
(B)    the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the UK Bail-in Party or another person, and the issue to or conferral on the Company or the Issuer of such shares, securities or obligations;
(C)    the cancellation of the UK Bail-in Liability;
(D)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;
(ii)    the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.
B.    For the purposes of this Section 20, the following definitions shall apply:
“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).
“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.
“UK Bail-in Party” means any Underwriter subject to Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);
“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.
21.Judgment Currency. The Issuer and the Company, jointly and severally, agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.
22.Waiver of Immunity. To the extent that the Issuer or the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Netherlands, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Issuer and the Company hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.
23.Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
24.Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
25.Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
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Very truly yours,
AMERICAN MEDICAL SYSTEMS EUROPE B.V.
By:    /s/ Jonathan R. Monson
Name:    Jonathan R. Monson
Title:    Authorized Signatory
BOSTON SCIENTIFIC CORPORATION
By:    /s/ Robert J. Castagna
Name:    Robert J. Castagna
Title: Vice President and Treasurer

SCHEDULE I
MATERIAL SUBSIDIARIES
1.    Boston Scientific Scimed, Inc.
2.    Boston Scientific Group plc
3.    Guidant Delaware Holding Corporation
4.    Boston Scientific Medical Device Limited

EXHIBIT A
AMERICAN MEDICAL SYSTEMS EUROPE B.V.,
as Issuer
Debt Securities

Fully and Unconditionally Guaranteed by
BOSTON SCIENTIFIC CORPORATION
TERMS AGREEMENT
Dated: February 22, 2024
To:     American Medical Systems Europe B.V.
c/o Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752-1234
Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752-1234

Ladies and Gentlemen:
We understand that American Medical Systems Europe B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated in the Netherlands with its statutory seat in Amsterdam, the Netherlands, registered with the Dutch Chamber of Commerce under number 34185686 (the “Issuer”), proposes to issue and sell its Debt Securities having an aggregate principal amount of €2,000,000,000 (as described in more detail below, the “Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, the underwriters named below (the “Underwriters”) hereby offer to purchase such Securities.
The Securities to be purchased by the Underwriters, which are to be issued under an Indenture, dated as of March 8, 2022, among the Issuer, Boston Scientific Corporation (the “Company”), as guarantor, and U.S. Bank Trust Company, National Association, as Trustee, as supplemented from time to time by supplemental indentures and/or modified from time to time by or pursuant to resolutions of the Board of Managing Directors of the Issuer and an Officer’s Certificate as provided in Section 301 of such Indenture, shall have the following terms:

Principal amount:	€750,000,000 of 3.375% Senior Notes due 2029	€1,250,000,000 of 3.500% Senior Notes due 2032
Date of maturity:	March 8, 2029	March 8, 2032
Currency of denomination:	Euros (€)	Euros (€)
Currency of payment:	Euros (€)	Euros (€)
Interest rate:	3.375%	3.500%

Interest payment dates:	Annually on March 8, beginning March 8, 2025	Annually on March 8, beginning March 8, 2025
Public offering price:	99.635% of principal amount	99.696% of principal amount
Purchase price:	99.335% of principal amount	99.296% of principal amount
Reference to mid-swaps rate:	2.805%	2.744%
Spread to mid-swaps rate:	Plus 65 basis points	Plus 80 basis points
Benchmark bund:	DBR 0.250% due February 15, 2029	DBR 0.000% due February 15, 2032
Spread to benchmark bund:	Plus 106.7 basis points	Plus 120 basis points
Benchmark bund yield/price:	2.388% / €90.09	2.344% / €83.14
Redemption provisions:	As described in the Prospectus Supplement, dated February 22, 2024	As described in the Prospectus Supplement, dated February 22, 2024
Form and denomination:
Registered form represented by one or more global securities deposited with Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV (“Euroclear”), or their respective designated custodian, as the case may be, in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Registered form represented by one or more global securities deposited with Clearstream Banking S.A. (“Clearstream”), or Euroclear Bank SA/NV (“Euroclear”), or their respective designated custodian, as the case may be, in denominations of €100,000 and integral multiples of €1,000 in excess thereof.

Trustee:	U.S. Bank Trust Company, National Association	U.S. Bank Trust Company, National Association
Registrar and Paying Agent:	Elavon Financial Services DAC	Elavon Financial Services DAC

Expected Listing:	Application will be made to list the notes on the Official List of the Exchange and to admit the notes to trading on the Global Exchange Market thereof	Application will be made to list the notes on the Official List of the Exchange and to admit the notes to trading on the Global Exchange Market thereof
Underwriting discount:	0.300%	0.400%
Aggregate purchase price to be paid by Underwriters:	€745,012,500	€1,241,200,000
Closing date and location:[1]	February 27, 2024 (T+3) Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017	February 27, 2024 (T+3) Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017
Representatives:	Barclays Bank PLC, Citigroup Global Markets Europe AG and Société Générale	Barclays Bank PLC, Citigroup Global Markets Europe AG and Société Générale
Applicable Time:	3:50 p.m., New York time, on the date hereof	3:50 p.m., New York time, on the date hereof
Delayed Delivery Contracts:	None	None
The Settlement Bank (as defined below) acknowledges that the Securities represented by one or more global notes in registered, book-entry form will initially be credited to a Commissionaire Account for the benefit of the Settlement Lead Manager, the terms of which include a third-party beneficiary clause, with the Issuer as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the purchase price for the Securities into the Commissionaire Account on a delivery against payment basis.
Each Underwriter represents and warrants that:
(a)it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer or the Company;
(b)it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;
* It is expected that delivery of the notes will be made to purchasers on or about February 27, 2024, which is the third business day following the date of pricing of the notes (such settlement cycle referred to as T+3), through Clearstream and Euroclear. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

(c)it has complied and will comply with all applicable provisions of the Dutch Financial Supervision Act with respect to anything done by it in relation to the Securities in, from or otherwise involving the Netherlands;

(d)it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the FSMA and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; and
(e)it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For these purposes, a “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.
Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:
(a)each of Citigroup Global Markets Europe AG and Société Générale is a MiFID manufacturer (each a “Manufacturer” and together, the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Final Term Sheet, the Final Prospectus and any announcements in connection with the Securities; and
(b)the Issuer, the Company and each of the Underwriters who is a MiFID distributor notes the application of the Product Governance Rules and acknowledges the target market and distribution channels identified as applying to the Securities by the Manufacturers and the related information set out in the Final Term Sheet, the Final Prospectus and any announcements in connection with the Securities.
Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)each of Barclays Bank PLC and Société Générale is a UK MiFIR manufacturer (a “UK Manufacturer”) and acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Final Term Sheet, the Final Prospectus and any announcements in connection with the Securities; and
(b)    the Issuer, the Company and each of the Underwriters who is a UK MiFIR distributor notes the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK

Manufacturers and the related information set out in the Final Term Sheet, the Final Prospectus and any announcements in connection with the Securities.
Except as provided below, all of the provisions contained in the document entitled Underwriting Agreement-Basic Provisions” (the “Underwriting Agreement”), dated as of February 22, 2024, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. For purposes of the Underwriting Agreement and this Agreement, “Representative” means each of Barclays Bank PLC, Citigroup Global Markets Europe AG, Société Générale. All other terms defined in the Underwriting Agreements are used herein as therein defined. For the avoidance of doubt, the offering referred to in the Terms Agreement is Non-Delayed Offering, as such term is defined therein.
Each of Barclays Bank PLC, Citigroup Global Markets Europe AG, Société Générale, BofA Securities Europe SA, Wells Fargo Securities Europe S.A., BNP Paribas, Deutsche Bank Aktiengesellschaft, Goldman Sachs & Co. LLC, MUFG Securities (Europe) N.V., RBC Europe Limited, Scotiabank (Ireland) Designated Activity Company, Standard Chartered Bank and TD Global Finance unlimited company agrees that Section 1(EE) of the Underwriting Agreement is not being sought except to the extent that doing so would be permissible pursuant to European Union Council Regulation (EC) 2271/96, as amended.
The execution of this Agreement by all parties will constitute the Underwriters’ acceptance of the International Capital Markets Association Agreement among Managers Version 1/New York Law Schedule (the “ICMA Agreement”) subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. For the purposes of the ICMA Agreement, references to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to each of the Representatives, references to “Settlement Bank” shall be deemed to refer to Barclays Bank PLC and references to the “Stabilisation Coordinator” shall be deemed to refer to Barclays Bank PLC. Clause 3 of the ICMA Agreement shall be deemed to be deleted in its entirety and replaced with Section 10 of the Underwriting Agreement.
Each Underwriter named below severally agrees, subject to the terms and provisions of this Terms Agreement, including the terms and provisions incorporated by reference herein, to purchase the principal amount of Securities set forth opposite its name:

Name	Principal Amount of 3.375% Senior Notes due 2029	Principal Amount of 3.500% Senior Notes due 2032
Barclays Bank PLC	€ 112,500,000	€ 187,500,000
Citigroup Global Markets Europe AG	112,500,000	187,500,000
Société Générale	112,500,000	187,500,000
BofA Securities Europe SA	56,250,000	93,750,000
Wells Fargo Securities Europe S.A.	56,250,000	93,750,000
BNP Paribas	37,500,000	62,500,000
Deutsche Bank Aktiengesellschaft	37,500,000	62,500,000
Goldman Sachs & Co. LLC	37,500,000	62,500,000
MUFG Securities (Europe) N.V.	37,500,000	62,500,000
RBC Europe Limited	37,500,000	62,500,000
Scotiabank (Ireland) Designated Activity Company	37,500,000	62,500,000
Standard Chartered Bank	37,500,000	62,500,000
TD Global Finance unlimited company	37,500,000	62,500,000
Total	€ 750,000,000	€ 1,250,000,000
Any notice by the Issuer and the Company to the Underwriters pursuant to this Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication addressed to:

Barclays Bank PLC, 1 Churchill Place, London E14 5HP; Tel: +44 (0) 20 7773 9098; Email: LeadManagedBondNotices@barclayscorp.com; Attention: Debt Syndicate.
Citigroup Global Markets Europe AG, Reuterweg 16, 60323 Frankfurt am Main, Germany; Attention: Syndicate Desk.
Société Générale, Immeuble Basalte, 17 Cours Valmy, CS 50318, 92972 Paris La Défense Cedex, France; Tel: +33 (0)1 42 13 32 16; Email: eur-glba-syn-cap@sgcib.com; Attention: Syndicate Desk GLBA/SYN/CAP/BND.

[signature pages follow]

Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.
BARCLAYS BANK PLC
By:    /s/ Lynda Fleming
Name:    Lynda Fleming
Title:    Authorised Signatory
CITIGROUP GLOBAL MARKETS EUROPE AG
By:    /s/ Simi Alabi
Name:    Simi Alabi
Title:    Delegated Signatory
By:    /s/ Felix Weiss
Name:    Felix Weiss
Title:    CGME Syndicate
SOCIÉTÉ GÉNÉRALE
By:    /s/ Blaise Bourdy
Name:    Blaise Bourdy
Title:    Managing Director. DCM Corporate France

[Signature Page – Terms Agreement]

BOFA SECURITIES EUROPE SA
By:    /s/ Pierre Brette
Name:    Pierre Brette
Title:    Managing Director
WELLS FARGO SECURITIES EUROPE S.A.
By:    /s/ Olivier Gardella
Name:    Olivier Gardella
Title:    Managing Director, Deputy CEO
SCOTIABANK (IRELAND) DESIGNATED ACTIVITY COMPANY
By:    /s/ Pauline Donohoe
Name:    Pauline Donohoe
Title: MD, Head CM, SIDAC
By:    /s/ Mark Allen
Name:    Mark Allen
Title: Chief Financial Officer
RBC EUROPE LIMITED
By:    /s/ Elaine S. Murray
Name:    Elaine S. Murray
Title:    Duly Authorised Signatory
TD GLOBAL FINANCE UNLIMITED COMPANY
By:    /s/ Frances Watson
Name:    Frances Watson
Title:    Director, Transaction Advisory
[Signature Page – Terms Agreement]

BNP PARIBAS
By:    /s/ Vikas Katyal
Name:    Vikas Katyal
Title:    Authorised Signatory
By:    /s/ Luke Thorne
Name:    Luke Thorne
Title:    Authorised Signatory
GOLDMAN SACHS & CO. LLC
By:    /s/ Joanna Sedlak
Name:    Joanna Sedlak
Title:    Vice President
MUFG SECURITIES (EUROPE) N.V.
By:    /s/ Yuji Tokuhiro
Name:    Yuji Tokuhiro
Title:    Authorised Signatory
DEUTSCHE BANK AKTIENGESELLSCHAFT
By:    /s/ Kevin Prior
Name:    Kevin Prior
Title:    Director
By:    /s/ Shamit Saha
Name:    Shamit Saha
Title:    Director
STANDARD CHARTERED BANK
By:    /s/ Patrick Dupont-Liot
Name:    Patrick Dupont-Liot
Title:    Managing Director, Debt Capital Markets
[Signature Page – Terms Agreement]

[Signature Page – Terms Agreement]

Accepted:
AMERICAN MEDICAL SYSTEMS EUROPE B.V.
By:    /s/ Jonathan R. Monson
Name:    Jonathan R. Monson
Title:    Authorized Signatory
BOSTON SCIENTIFIC CORPORATION
By:    /s/ Robert J. Castagna
Name:    Robert J. Castagna
Title:    Vice President and Treasurer

[Signature Page – Terms Agreement]

ANNEX A
ISSUER FREE WRITING PROSPECTUSES
The Final Term Sheet, in substantially the form of Annex B hereto.

ANNEX B
FORM OF FINAL TERM SHEET

ANNEX B

American Medical Systems Europe B.V.
€2,000,000,000
Senior Notes Offering
Terms and Conditions – 5-Year Fixed Rate Notes

Issuer	American Medical Systems Europe B.V. (the “Issuer”)
Guarantor	Boston Scientific Corporation (“Boston Scientific”)
Note Type	Senior Notes
Form of Offering	SEC Registered
Ratings[1]
Principal Amount	€750,000,000
Trade Date	February 22, 2024
Settlement Date (T+3)	February 27, 2024
Maturity Date	March 8, 2029
Coupon	3.375% per annum
Yield to Maturity	3.455% per annum
Price to Public	99.635%
Reference to Mid-Swaps Rate	2.805%
Spread to Mid-Swaps Rate	Plus 65 basis points
Benchmark Bund	DBR 0.250% due February 15, 2029
Spread to Benchmark Bund	Plus 106.7 basis points
Benchmark Bund Yield/Price	2.388% / €90.09
Interest Payment Dates	Annually on March 8, beginning March 8, 2025
Par Call Date	On or after December 8, 2028 (the date that is three months prior to the maturity date)
Make-whole Call	Plus 20 basis points

ANNEX B

Special Mandatory Redemption	If (i) the Axonics Acquisition (as defined in the preliminary prospectus supplement related to the notes) is not consummated on or before the later of (x) January 8, 2025 (as such date may be extended in accordance with the Merger Agreement (as defined in the preliminary prospectus supplement related to the notes) to no later than January 8, 2026) and (y) the date that is five business days after any later date to which Boston Scientific and Axonics, Inc. may agree to extend the “Outside Date” in the Merger Agreement or (ii) the Issuer notifies the trustee under the indenture that Boston Scientific will not pursue consummation of the Axonics Acquisition, the Issuer will be required to redeem the notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the preliminary prospectus supplement related to the notes).
Stabilization	Stabilization/FCA
Day Count Basis	ACTUAL/ACTUAL (ICMA)
Minimum Denominations	€100,000 and integral multiples of €1,000 in excess thereof
Common Code / ISIN	Common Code: 277226642 ISIN: XS2772266420
Clearing and Settlement	Clearstream Banking S.A. / Euroclear Bank SA/NV
Trustee	U.S. Bank Trust Company, National Association
Registrar and Paying Agent	Elavon Financial Services DAC
Expected Listing	Application will be made to list the notes on the Official List of the Irish Stock Exchange plc for trading as Euronext Dublin and to admit the notes to trading on the Global Exchange Market thereof
Joint Bookrunners
Barclays Bank PLC
Citigroup Global Markets Europe AG
Société Générale
BofA Securities Europe SA
Wells Fargo Securities Europe S.A.
BNP Paribas
Deutsche Bank Aktiengesellschaft
Goldman Sachs & Co. LLC
MUFG Securities (Europe) N.V.
RBC Europe Limited
Scotiabank (Ireland) Designated Activity Company
Standard Chartered Bank
TD Global Finance unlimited company

Terms and Conditions – 8-Year Fixed Rate Notes

Issuer	American Medical Systems Europe B.V. (the “Issuer”)
Guarantor	Boston Scientific Corporation (“Boston Scientific”)
Note Type	Senior Notes
Form of Offering	SEC Registered
Ratings[1]

ANNEX B

Principal Amount	€1,250,000,000
Trade Date	February 22, 2024
Settlement Date (T+3)	February 27, 2024
Maturity Date	March 8, 2032
Coupon	3.500% per annum
Yield to Maturity	3.544% per annum
Price to Public	99.696%
Reference to Mid-Swaps Rate	2.744%
Spread to Mid-Swaps Rate	Plus 80 basis points
Benchmark Bund	DBR 0.000% due February 15, 2032
Spread to Benchmark Bund	Plus 120 basis points
Benchmark Bund Yield/Price	2.344% / €83.14
Interest Payment Dates	Annually on March 8, beginning March 8, 2025
Par Call Date	On or after December 8, 2031 (the date that is three months prior to the maturity date)
Make-whole Call	Plus 20 basis points
Special Mandatory Redemption	If (i) the Axonics Acquisition (as defined in the preliminary prospectus supplement related to the notes) is not consummated on or before the later of (x) January 8, 2025 (as such date may be extended in accordance with the Merger Agreement (as defined in the preliminary prospectus supplement related to the notes) to no later than January 8, 2026) and (y) the date that is five business days after any later date to which Boston Scientific and Axonics, Inc. may agree to extend the “Outside Date” in the Merger Agreement or (ii) the Issuer notifies the trustee under the indenture that Boston Scientific will not pursue consummation of the Axonics Acquisition, the Issuer will be required to redeem the notes at a special mandatory redemption price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined in the preliminary prospectus supplement related to the notes).
Stabilization	Stabilization/FCA
Day Count Basis	ACTUAL/ACTUAL (ICMA)
Minimum Denominations	€100,000 and integral multiples of €1,000 in excess thereof
Common Code / ISIN	Common Code: 277226669 ISIN: XS2772266693
Clearing and Settlement	Clearstream Banking S.A. / Euroclear Bank SA/NV
Trustee	U.S. Bank Trust Company, National Association
Registrar and Paying Agent	Elavon Financial Services DAC

ANNEX B

Expected Listing	Application will be made to list the notes on the Official List of the Irish Stock Exchange plc for trading as Euronext Dublin and to admit the notes to trading on the Global Exchange Market thereof
Joint Bookrunners
Barclays Bank PLC
Citigroup Global Markets Europe AG
Société Générale
BofA Securities Europe SA
Wells Fargo Securities Europe S.A.
BNP Paribas
Deutsche Bank Aktiengesellschaft
Goldman Sachs & Co. LLC
MUFG Securities (Europe) N.V.
RBC Europe Limited
Scotiabank (Ireland) Designated Activity Company
Standard Chartered Bank
TD Global Finance unlimited company

Note:
1    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
MiFID II and UK MiFIR professional clients and ECPs only/No PRIIPs KID: Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as the notes are not available to retail investors in the European Economic Area or the United Kingdom.
The Issuer has filed a registration statement (including a preliminary prospectus supplement and accompanying prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and accompanying prospectus and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the preliminary prospectus supplement and accompanying prospectus if you request it by calling Barclays Bank PLC toll-free at (888) 603-5847, Citigroup Global Markets Europe AG toll-free at (800) 831-9146 or Société Générale toll-free at (855)-881-2108.
Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

EXHIBIT 1
INFORMATION FURNISHED BY THE UNDERWRITERS
1.    the names of the Underwriters on the cover page of the Preliminary Prospectus and the Final Prospectus.
2.    the following information under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus:
othe names of the Underwriters and their respective allocations othe second sentence of the fourth paragraph
othe first paragraph under the sub-heading “Commissions and Discounts”
othe fourth and fifth sentences under the sub-heading “New Issue of Notes”
othe three paragraphs under the sub-heading “Price Stabilization and Short Positions”

EXHIBIT B
AMERICAN MEDICAL SYSTEMS EUROPE B.V.
Debt Securities
DELAYED DELIVERY CONTRACT
___________ __, ______
American Medical Systems Europe B.V.
c/o [Name and address of Representatives]
Attention:
Ladies and Gentlemen:
The undersigned hereby agree to purchase from American Medical Systems Europe B.V. (the “Issuer”), and the Issuer agrees to sell to the undersigned on __________ __, ____ (the “Delivery Date”), principal amount of the Issuer’s Debt Securities due ___________ __, ____ (the “Securities”), offered by the Basic Prospectus dated ____, as supplemented by its Final Prospectus dated ___________ __, ____, receipt of which is hereby acknowledged, at a purchase price of ____% of the ________ principal amount thereof, plus accrued interest from ____, to the Delivery Date, and on the further terms and conditions set forth in the contract.
Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Issuer or by wire transfer in same day funds, on the Delivery Date, upon delivery to the undersigned at the office of [name and address of Representatives], of the Securities to be purchased by the undersigned in definitive form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.
The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date shall be subject only to the conditions that (1) the purchase of Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Issuer, on or before ___________ __, ____, shall have sold to the Underwriters of the Securities (the “Underwriters”) such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated ___________ __, ____ between the Issuer, the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.
Promptly after completion of the sale to the Underwriters, the Issuer will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copies of the opinions of counsel for the Issuer and the Company delivered to the Underwriters in connection therewith.
By the execution hereof, the undersigned represents and warrants to the Issuer that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Issuer and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

[Name of Purchaser]
By:
Name:
Title:
Accepted:
AMERICAN MEDICAL SYSTEMS EUROPE B.V.
By:
Name:
Title:

EXHIBIT C
FORM OF OPINION OF SHEARMAN & STERLING LLP

EXHIBIT D
FORM OF OPINION OF SUSAN THOMPSON

EXHIBIT E
FORM OF OPINION OF BAKER & MCKENZIE AMSTERDAM N.V.